Exhibit 23.4
Drewry Shipping Consultants Ltd., Drewry House, Meridian Gate, 213 Marsh Wall, London E14 9FJ, England
Telephone: +44 (0) 20 7538 0191 Facsimile:+44 (0) 20 7987 9396 : Email: enquiries@drewry.co.uk Website: www.drewry.co.uk

June 16, 2006

Quintana Maritime Limited
Pandoras 13 & Kyprou Street
166 74 Glyfada
Greece
Gentlemen:
At your request we have reviewed the sections of the Prospectus entitled:
•	“Prospectus Summary — Drybulk Shipping Industry Trends”

•	“Risk Factors — Risks Related to the Industry — The international drybulk shipping sector is extremely cyclical and volatile; these factors may lead to reductions and volatility in our charter hire rates, vessel values, and results of operations”

•	“Risk Factors — Risks Related to the Industry — Charter hire rates in the drybulk sector are above historical averages and future growth will depend on continued economic growth in the world economy that exceeds the capacity of the growing world fleet’s ability to match it.”

•	“The Company — Drybulk Shipping Industry Trends”

•	“The International Drybulk Shipping Industry,” and the statistical and graphical information contained therein, and in any other instance where we are identified as the source of information in the prospectus included in the Registration Statement on Form S-1 (the “Prospectus”) of Quintana Maritime Limited (the “Company”).
Based on our review of this material, we confirm that such sections of the Prospectus and the statistical and graphical information contained therein accurately describe the international drybulk vessel market in all material respects based on available data. We hereby consent to the filing of this letter as an exhibit to the Registration Statement of the Company of Form S-1 to be filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and to the reference to our firm under the heading “Experts” in the Prospectus and to all other references to our firm therein.
Yours faithfully
Nigel Gardiner
Managing Director
Drewry Shipping Consultants